Exhibit 10.1

OFFICE PROPERTIES INCOME TRUST

2009 INCENTIVE SHARE AWARD PLAN

AMENDMENT NO. 2

The Board of Trustees (the “Board”) of Office Properties Income Trust (the “Company”) has heretofore approved and adopted this Amendment No. 2 (this “Amendment”) to the Government Properties Income Trust 2009 Incentive Share Award Plan (as amended from time to time, the “Plan”).

The Plan is hereby amended as follows:

1.                                      All references in the Plan to “Government Properties Income Trust” (including in the name of the Plan) shall be, and hereby are, replaced with “Office Properties Income Trust.”

2.                                      Section VIII of the Plan is hereby amended and restated in its entirety as follows:

Shares may be granted under the Plan from time to time until the close of business on June 11, 2022.  Subject to any shareholder approval that may be required under applicable law or the rules of any stock exchange on which the Shares are listed, the Board hereafter may at any time further amend or extend the Plan, including amendments to change the number of shares subject to the Plan.  The Plan may be terminated at any time by action of the Board without, however, affecting the rights of a Participant or the Company as to Shares granted prior to such termination.

3.                                      A New Section IX(F) is added to the Plan, as follows:

F.             Change in Control.  Each unvested Share under the Plan immediately prior to the occurrence of a “Change in Control” or a “Termination Event” shall become fully vested upon the occurrence of the Change in Control or Termination Event, as each term is defined below.

For purposes of the Plan, a “Change in Control” shall be deemed to have occurred if any of the events set forth in any one of the following paragraphs shall have occurred:

(a)    any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 50% or more of either the then outstanding Shares or the combined voting power of the Company’s then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in paragraph (c)(i) below;

(b)    the following individuals cease for any reason to constitute a majority of the number of Trustees then serving: individuals who, on March 27, 2019, constitute the Board and any new Trustee (other than a Trustee whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of Trustees) whose appointment or election by the Board or nomination for election by the Company’s shareholders was approved or recommended by a vote of at least two-thirds (2/3) of the Trustees then in office who either were Trustees on March 27, 2019 or whose appointment, election or nomination for election was previously so approved or recommended;

(c)    there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other entity, other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 50% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or its Affiliates) representing 50% or more of the combined voting power of the Company’s then outstanding securities; or

(d)    the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned by shareholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

In addition, for purposes of the Plan, a “Termination Event” shall occur if The RMR Group LLC (or any entity controlled by, under common control with or controlling The RMR Group LLC) ceases to be the manager or shared services provider to the Company.

For purposes of this Section IX(F), the following terms shall have the meaning set forth in this paragraph: “Affiliate” shall have the meaning set forth in Rule 12b-2 promulgated under Section 12 of the Exchange Act; “Beneficial Owner” shall have the meaning set forth in Rule 13d-3 under the Exchange Act and “Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities and (iv) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of shares of the Company.

4.                                      Except as otherwise provided in this Section 4, this Amendment shall be effective as of March 27, 2019. Sections 2 and 3 of this Amendment shall be effective as of March 27, 2019, subject to the Company’s shareholders approving Section 2 of this Amendment at the Company’s 2019 Annual Meeting of Shareholders.  If such shareholder approval is not obtained, Sections 2 and 3 of this Amendment shall be null and void and of no force or effect.

5.                                      Except as amended hereby, the Plan shall remain in full force and effect.